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                                                                    EXHIBIT 99.3


                             VENTURE HOLDINGS TRUST
                                  VEMCO, INC.
                         VENTURE INDUSTRIES CORPORATION
                     VENTURE MOLD & ENGINEERING CORPORATION
                            VENTURE LEASING COMPANY
                              VEMCO LEASING, INC.
                          VENTURE HOLDINGS CORPORATION
                            VENTURE SERVICE COMPANY
                                 FOR TENDER OF

                          9 1/2% SENIOR NOTES DUE 2005
                                IN EXCHANGE FOR

                     SERIES B 9 1/2% SENIOR NOTES DUE 2005

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
        ON             , 1997, UNLESS EXTENDED (THE "EXPIRATION DATE").
             NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN
                   AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Registered Holders and Depository
  Trust Company Participants:

     We are enclosing herewith the material listed below relating to the offer by Venture Holdings Trust, a grantor trust organized under the laws of the State of Michigan (the "Trust"), Vemco, Inc., Venture Industries Corporation, Venture Mold & Engineering Corporation, Venture Leasing Company, Vemco Leasing, Inc., Venture Holdings Corporation and Venture Service Company, each a Michigan corporation (each an "Issuer" and, together with the Trust, the "Issuers"), to exchange their Series B 9 1/2% Senior Notes due 2005 (the "Series B Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of their issued and outstanding
9 1/2% Senior Notes due 2005 (the "Original Notes") upon the terms and subject
to the conditions set forth in the Issuers' Prospectus, dated             ,
1997, and the related Letter of Transmittal (which together constitute the "Exchange Offer").

     Enclosed herewith are copies of the following documents:

          1. Prospectus dated             , 1997;

          2. Letter of Transmittal (together with accompanying Substitute Form W-9 Guidelines);

          3. Notice of Guaranteed Delivery; and

          4. Letter which may be sent to your clients for whose account you hold Original Notes in your name or in the name of your nominee, with space provided for obtaining such client's instruction with regard to the
     Exchange Offer.
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     We urge you to contact your clients promptly. Please note that the Exchange
Offer will expire on the Expiration Date unless extended.

     The Exchange Offer is not conditioned upon any minimum number of Original Notes being tendered.

     Pursuant to the Letter of Transmittal, each holder of Original Notes must represent to the Issuers that (i) the Series B Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the undersigned, (ii) neither the undersigned nor any such other person has an arrangement or understanding with any person to participate in the distribution within the meaning of the Securities Act of such Series B Notes, (iii) if the undersigned is not a broker-dealer, or is a broker-dealer but will not receive Series B Notes for its own account in exchange for Original Notes, neither the undersigned nor any such other person is engaged in or intends to participate in the distribution of such Series B Notes and (iv) neither the undersigned nor any such other person is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act or, if the undersigned is an "affiliate," that the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the undersigned is a broker-dealer (whether or not it is also an "affiliate") that will receive Series B Notes for its own account in exchange for Original Notes, it represents that such Original Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Series B Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Series B Notes, the holder is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The enclosed Letter to Clients contains an authorization by the beneficial owners of the Original Notes for you to make the foregoing representations.

     The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Original Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Original Notes to it, except as otherwise provided in Instruction 7 of the enclosed Letter of Transmittal.

     Additional copies of the enclosed material may be obtained from the undersigned.

                                          Very truly yours,

                                          THE HUNTINGTON NATIONAL BANK